As filed with the Securities and Exchange Commission on September 29, 1998
                                           Registration No. 333-06161
=============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              ------------------
                        POST EFFECTIVE AMENDMENT NO. 2
                                      TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                              ------------------
                              COMCAST CORPORATION
            (Exact name of Registrant as specified in its charter)

    Pennsylvania                                      23-1709202
(State of Incorporation or                   (I.R.S. Employer incorporation or
other jurisdiction of                               Identification No.)
    organization)

                               1500 Market Street
                          Philadelphia, PA 19102-2148
                                (215) 665-1700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                               John R. Alchin
                          Senior Vice President and
                                  Treasurer
                             1500 Market Street
                         Philadelphia, PA 19102-2148
                               (215) 665-1700
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                              Bruce K. Dallas, Esq.
                              Davis Polk & Wardwell
                              450 Lexington Avenue
                            New York, New York  10017
                                 (212) 450-4000

               If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

               If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

               If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

               If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

               If delivery for the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

               The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

=============================================================================
               Comcast Corporation (the "Company") registered the resale of its Class A Special Common Stock, $1.00 par value (the "Class A Special Common Stock") to be offered from time to time for the account of certain selling shareholders (the "Selling Shareholders") and their permitted pledgees, donees and counterparties including (i) up to 3,496,821 shares (the "Merger Shares") of Class A Special Common Stock that were received by the Selling Shareholders in connection with the consummation of the Sports Venture Merger (as defined below), (ii) up to 1,332,077 shares (the "Conversion Shares") of Class A Special Common Stock issuable upon the conversion, if any, of shares (the "Preferred Shares") of 5% Series A Convertible Preferred Stock, without par value, of the Company (the "Series A Convertible Preferred Stock") that were received by certain of the Selling Shareholders in connection with the consummation of the Sports Venture Merger and (iii) such indeterminate additional number of shares (together with the Merger Shares and the Conversion Shares, the "Shares") of Class A Special Common Stock as may become issuable upon adjustment of the conversion ratio applicable to the conversion of the Preferred Shares pursuant to the terms of the Series A Convertible Preferred Stock.

               On July 17, 1996, the Company completed its acquisition (the "Sports Venture Acquisition") of an interest of approximately 66% in Philadelphia Flyers Limited Partnership, a Pennsylvania limited partnership ("PFLP"). Concurrently with the completion of the Sports Venture Acquisition, PFLP was renamed Comcast Spectacor, L.P.

               The Merger Shares and the Preferred Shares were issued to the Selling Shareholders in connection with the consummation of the Sports Venture Acquisition, pursuant to an agreement and plan of merger (the "Sports Venture Merger Agreement") among the Company, a wholly owned subsidiary of the Company (the "Merger Subsidiary"), Philadelphia Hockey Club, Inc., a Pennsylvania corporation ("PHCI"), Spectrum, Ltd., a Pennsylvania corporation ("Spectrum"), and each of the Selling Shareholders. Pursuant to the Sports Venture Merger Agreement, PHCI and Spectrum were merged with and into the Merger Subsidiary (the "Sports Venture Merger").

               The offer and resale of the Shares were registered by the Company pursuant to registration rights granted to the Selling Shareholders under the Sports Venture Merger Agreement, under which the Company was required to keep the Registration Statement effective for two years.

               An aggregate of 1,407,547 shares of Class A Special Common Stock have been sold under the Registration Statement. As the time period for which the Company is required to keep the Registration Statement effective has elapsed, the Company hereby deregisters the 3,421,351 shares of Class A Special Common Stock that have not been sold.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania on September 29, 1998.

                                         COMCAST CORPORATION


                                         By:  /s/ Arthur R. Block
                                              -------------------
                                              Arthur R. Block
                                              Vice President
                                              and Senior Deputy General Counsel

               Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment has been signed below by the following persons in the capacities and on the dates indicated.

      Signature                       Title                      Date
      ---------                       -----                      ----
          *                Chairman of the Board of
----------------------     Directors; Director              September 29, 1998
   Ralph J. Roberts

          *                Vice Chairman of the Board of
------------------------   Directors; Director              September 29, 1998
  Julian A. Brodsky

          *                President; Director (Principal
------------------------   Executive Officer)               September 29, 1998
   Brian L. Roberts

          *                Executive Vice President
------------------------   (Principal Accounting Officer)   September 29, 1998
  Lawrence S. Smith

          *                Senior Vice President, Treasurer
------------------------   (Principal Financial Officer)    September 29, 1998
    John R. Alchin

          *                Director
------------------------                                    September 29, 1998
 Gustave G. Amsterdam

          *                Director
------------------------                                    September 29, 1998
 Sheldon M. Bonovitz

          *                Director
------------------------                                    September 29, 1998
 Joseph L. Castle II

          *                Director
------------------------                                    September 29, 1998
  Bernard C. Watson

          *                Director
------------------------                                    September 29, 1998
  Irving A. Wechsler

          *                Director
------------------------                                    September 29, 1998
     Anne Wexler

*By:  /s/ Arthur R. Block
    ---------------------
        Arthur R. Block,
        Attorney-in-fact



Dated: September 29, 1998